UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 24, 2004 (September 20, 2004)

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On September 20, 2004, Commercial Metals Company (the “Company”) appointed Murray R. McClean as its Executive Vice President and Chief Operating Officer. In this position, Mr. McClean will be responsible for the direction, coordination and administration of all of the Company’s operations as well as assisting the Company’s Chief Executive Officer with strategic planning of business development.

     Mr. McClean, age 56, joined the Company in 1985 as managing director of its marketing and distribution office in Sydney, Australia. In 1993, he was appointed President of the Company’s International Division of the Marketing and Distribution segment. Following his appointment as President of the Company’s Marketing and Distribution segment in 1999, Mr. McClean relocated to the Company’s headquarters in Dallas, Texas.

     Mr. McClean will be paid an annual base salary of $400,000 per year. The Company expects to enter into a formal employment agreement with Mr. McClean to replace his current employment agreement with the Company; however, the terms of such an agreement are not available as of the date hereof. The Company will file its final terms of employment, and any applicable employment agreement, with Mr. McClean in an amendment to this periodic report on Form 8-K within four business days after they become available.

     Commencing in July, 2000, pursuant to the terms of Mr. McClean’s current employment agreement with the Company, the Company made loans to Mr. McClean. The purpose of the loans was to assist with Mr. McClean’s expenses, including the purchase of a home, in connection with his relocation from Australia to the Company’s headquarters in Dallas. The largest aggregate amount of Mr. McClean’s indebtedness during fiscal year 2004 was $264,000. The loans bear interest at a variable rate fixed annually each September 1 equal to U.S. Treasury Securities adjusted to a constant maturity of one year for the preceding month of July plus one percent. From September 1, 2003 through August 31, 2004, the applicable rate on the unpaid balance of the loans was 2.12%. As of September 1, 2004, the applicable rate on the unpaid balance was 3.1%. The unpaid principal balance of the loans at September 20, 2004, was $198,000.

     Pursuant to the Sarbanes-Oxley Act of 2002, new loans to executive officers and directors are prohibited, and existing loans may not be amended or extended. The loans to Mr. McClean were made prior to the effective date of the Sarbanes-Oxley Act of 2002, there have been no extensions or amendments of these loans after such date and all required payments of principal and interest have been made on or before the due dates.

     On September 21, 2004, the Company issued a press release regarding Mr. McClean’s appointment, a copy of which press release is filed as Exhibit 99.1 to this periodic report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are furnished with this Form 8-K.

99.1	Press Release, dated September 21, 2004, relating to the appointment of Murray R. McClean.

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: September 24, 2004	By:	/s/ Stanley A. Rabin
		Name:	Stanley A. Rabin
		Title:	Chairman, President and Chief Executive Officer